UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 272-9331

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 23, 2013, Opexa Therapeutics, Inc. (the “Company”) closed a private offering (the “Note Offering”) of unsecured convertible promissory notes (the “Notes”) and warrants to purchase shares of common stock (the “Warrants”) to certain accredited investors.  The Company raised gross proceeds of $650,000 in principal amount from the Note Offering.  The form of Note issued to the investors is attached hereto as Exhibit 10.1 and the form of Warrant issued to the investors is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

The Notes mature on January 23, 2014 and accrue interest at the rate of 12% per annum, compounded annually.  Interest is payable quarterly beginning March 31, 2013 in cash.  The Notes can be converted into common stock at the option of the investors at a price of $1.298125 per share, subject to certain limitations.  Fifty percent of the initial principal amount (less any amount of such principal that has otherwise been prepaid or converted) is payable by the Company five business days following receipt by the Company of an aggregate of at least $5,000,000 in proceeds from the sale of its equity securities and/or as payments from one or more partners or potential partners in return for granting a license, other rights, or an option to license or otherwise acquire rights with respect to TcelnaTM (the Company’s product development candidate).  The remaining principal is payable five business days following receipt by the Company of an aggregate of at least $7,500,000 in proceeds from the sale of its equity securities and/or as payments from one or more partners or potential partners in return for granting a license, other rights, or an option to license or otherwise acquire rights with respect to Tcelna.  Any remaining unpaid or unconverted principal is due on January 23, 2014.

The warrants have an exercise price of $1.24 per share, a five-year term and are exercisable for a maximum of 243,750 shares of common stock, subject to certain limitations.  The Company can redeem the warrants at $0.01 per share if the Company’s common stock closes at or above $10.00 per share for 20 consecutive trading days.

Pursuant to NASDAQ Stock Market rules, the Notes and the Warrants contain a limitation on conversion or exercise, as applicable, such that the securities are not convertible or exercisable to the extent an investor would beneficially own in excess of 19.9% of the Company’s common stock outstanding or control in excess of 19.9% of the total voting power of the outstanding securities, unless and until the Company obtains shareholder approval permitting such issuance of shares.

Investors in the Note Offering included existing shareholders of the Company as well as new investors.  David E. Jorden, a member of the Company’s Board of Directors and Acting Chief Financial Officer, invested $100,000 in the Note Offering.

The form of Note is attached hereto as an exhibit to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations and warranties contained in the Note were made only for purposes of the Note Offering and as of a specific date and were solely for the benefit of the parties to the Note Offering.

The foregoing description of the Note Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is incorporated herein by reference.  The offers and sales of the Notes and Warrants were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of applicable states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws, based upon representations made by the investors (each of whom is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D).

Item 8.01	Other Events

On January 23, 2013, the Company issued a press release announcing the closing of the Note Offering described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	Form of Series J Warrant issued to investors.

10.1	Form of 12% Convertible Promissory Note issued to investors.

99.1	Press Release issued by Opexa Therapeutics, Inc. on January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 23, 2013	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Series J Warrant issued to investors.

10.1	Form of 12% Convertible Promissory Note issued to investors.

99.1	Press Release issued by Opexa Therapeutics, Inc. on January 23, 2013.